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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------

                               CIRTRAN CORPORATION
             (Exact name of registrant as specified in its charter)

                                 ---------------

              Nevada                                         68-0121636
      (State of incorporation)                            (I.R.S. Employer
                                                         Identification No.)


                              4125 SOUTH 6000 WEST
                          WEST VALLEY CITY, UTAH 84128
                                 (801) 963-5112
    (Address and telephone number of registrant's principal executive offices and principal place of business)

                                ----------------

                                 IEHAB HAWATMEH
                              4125 SOUTH 6000 WEST
                          WEST VALLEY CITY, UTAH 84128
                                 (801) 963-5112
            (Name, Address and telephone number of agent for service)

                                ----------------


                                   Copies to:

                                JEFFERY M. JONES
                               C. PARKINSON LLOYD
                             DURHAM JONES & PINEGAR
                          111 EAST BROADWAY, SUITE 900
                           SALT LAKE CITY, UTAH 84111
                                 (801) 415-3000


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                         Calculation of Registration Fee
--------------------------------------------------------------------------------
 Title of Each Class   Amount    Proposed Maximum  Proposed Maximum   Amount of
    Of Securities       To Be     Offering Price      Aggregate     Registration
   To Be Registered  Registered     Per Share       Offering Price       Fee
-------------------- ----------  ----------------  ---------------- ------------
Common Stock,
$0.001 Par Value     60,000,000       $0.015           $900,000          $36
--------------------------------------------------------------------------------

The offering price per share for the selling security holders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C. Pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended, the registration fee has been calculated based upon a price of $0.015 per share, the average of the high and low sales prices of the common stock on January 7, 2008, as reported on the OTC Bulletin Board. Fee of $31 paid with initial filing. Additional fee of $5 paid with amendment.

EXPLANATORY NOTE

CirTran Corporation ("CirTran") is filing this Post-Effective Amendment (the "Amendment") in accordance with Form S-8 Instruction E. This Amendment relates to and incorporates by reference the Registration Statement on Form S-8 (File No. 333-142638) (the "Registration Statement") filed on May 4, 2007. Pursuant to the Registration Statement, CirTran registered 50,000,000 shares of its common stock, par value $0.001 per share, to be offered in connection with CirTran's 2006 Stock Plan (the "2006 Plan").

On May 29, 2007, a 1.2 shares-for-1 share stock split (the "2007 Stock Split") took effect for the holders of CirTran common stock.

This Post-Effective Amendment is filed under SEC Rule 416 (b) to reflect the change in the number of shares of the Company's Common Stock registered under the Registration Statement as a result of the 2007 Stock Split, from 50,000,000 to 60,000,000 shares of common stock.

Pursuant to Rule 416(a) under the Securities Act, the Registration Statement is also amended to cover any additional common shares that may be issued to prevent dilution resulting from any subsequent stock split, stock dividend or similar transaction.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information.

         The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act of 1933.

Item 2.     Registrant Information and Employee Plan Annual Information.

         See response to Item 1 above.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission are incorporated herein by reference:

         (a) Registrant's latest Annual Report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"), together with all amendments thereto;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant's document referred to in subparagraph (a), above, together with all amendments thereto;

         (c) Description of the registrant's Common Stock contained in the registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such information; and

         (d) All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregistered all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Our shares of common stock have been registered under Section 12 of the Exchange Act.

Item 5.  Interest of Named Experts and Counsel.

         The law firm of Durham, Jones & Pinegar, P.C. (the "Firm"), Salt Lake City, Utah, counsel to the Company, has rendered an opinion attached as an exhibit hereto with respect to the legality of the shares of Common Stock to be registered herein. This Registration Statement includes the registration of up to 10,000,000 shares of Common Stock which may be purchased under stock purchase rights granted by the Company to the Firm or its designees.

Item 6.  Indemnification of Directors and Officers.

Our Bylaws provide, among other things, that our officers or directors are not personally liable to us or to our stockholders for damages for breach of fiduciary duty as an officer or director, except for damages for breach of such duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the unlawful payment of dividends. Our Bylaws also authorize us to indemnify our officers and directors under certain circumstances. We anticipate we will enter into indemnification agreements with each of our executive officers and directors pursuant to which we will agree to indemnify each such person for all expenses and liabilities incurred by such person in connection with any civil or criminal action brought against such person by reason of their being an officer or director of the Company. In order to be entitled to such indemnification, such person must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company and, with respect to criminal actions, such person must have had no reasonable cause to believe that his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.     Undertakings.

            A.  Rule 415 Undertakings

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
                           (i) To include  any  prospectus  required  by Section
                  10(a)(3) of the Securities Act of 1933;
                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B.  Subsequent Exchange Act Filings Undertakings

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.  Indemnification Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form S-8 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of Salt Lake City, Utah, on January 15, 2008.

                                        CIRTRAN CORPORATION
                                        A Nevada Corporation

                                        By: /s/ Iehab Hawatmeh
                                            ------------------------------------
                                                Iehab Hawatmeh
                                        Its:    President and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ Iehab Hawatmeh                                   January 15, 2008
---------------------------------------------
Iehab Hawatmeh
President and Director

/s/ David Harmon                                     January 15, 2008
---------------------------------------------
David Harmon
Chief Financial Officer

/s/ Fadi Nora                                        January 15, 2008
----------------------------------------------
Fadi Nora
Director

/s/ Don L. Buehner                                   January 15, 2008
----------------------------------------------
Don L. Buehner
Director

                                POWER OF ATTORNEY

The person whose signature appears below constitutes and appoints and hereby authorizes Iehab Hawatmeh with the full power of substitution, as attorney-in-fact, to sign in such person's behalf, individually and in his capacity as a director, and to file any amendments, including post-effective amendments to this Registration Statement.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following person in the capacity and on the date stated.

/s/ Fadi Nora                                        January 15, 2008
-----------------------------------------------
Fadi Nora
Director

/s/ Don L. Buehner                                   January 15, 2008
----------------------------------------------
Don L. Buehner
Director

                                  EXHIBIT INDEX

Exhibit Number      Description
--------------      -----------

4.1                 CirTran Corporation 2006 Stock Plan*
5.1                 Opinion of Durham Jones & Pinegar
23.1                Included in Exhibit 5.1
23.2                Consent of Hansen Barnett & Maxwell P.C.
24.1                Power of Attorney (see page 5)

* Filed previously.































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